Exhibit 99.2

Second Quarter Earnings Conference Call August 3, 2015

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qualified personnel; estima tes relating to our ability to make distributions to our shareholders in the future; general volatility of the capital markets an d t he market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2014, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise.

Business Overview 3 □ Leverage long - standing relationships to acquire loans through privately negotiated transactions from a diverse group of customers – Over 90% of acquisitions by Great Ajax Corp. have been privately negotiated – Acquisitions made in 96 transactions □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Four securitizations since inception totaling $407.2 million of loan UPB. Approximate leverage of 2.33x from the sale of senior bonds

Highlights - Second Quarter 2015 4 □ Acquired mortgage - related assets with aggregate UPB of $204.6 million for total purchase price of $159.5 million. RPLs represent $188.9 million UPB and NPLs represent $15.7 million UPB – RPLs at an average price to UPB of ~79.6%; price to property value of ~66.3% – NPLs at an average price to UPB of ~58.9%; price to property value of ~59.7% – REO at an average price to property value of ~63.1% □ At June 30, 2015 owned a portfolio of 2,620 mortgage loans with aggregate UPB of $598.9 million and 56 properties. □ Net interest income of $8.5 million and $14.3 million for the three months and six months ended June 30, 2015, respectively, and net income attributable to common stockholders of $5.4 million and $9.1 million for the three and six month periods, respectively. □ GAAP net income of $0.36 per diluted share and $0.64 per diluted share for the three and six months ended June 30, 2015, respectively. For the quarter ended June 30, 2015, our loan transaction expense included approximately $0.3 million or $0.02 per fully diluted share of additional due diligence expenses related to approximately 550 mortgage loans from new sellers which were excluded from our purchases since these loans did not meet our acquisition criteria or quality standards. □ Taxable net income for the three and six months ended June 30, 2015 of $0.23 per diluted share and $0.35 per diluted share respectively.

Portfolio Overview – as of June 30, 2015 5 $598.9 MM $663.6 MM 80.3% 19.7% UPB as of June 30 2015 RPL NPL 80.2% 18.1% 1.7% Property Value as of June 30 2015 RPL NPL REO

Portfolio Growth 6 $64 $150 $221 $306 $481 $9 $84 $96 $118 0 100 200 300 400 500 600 700 Initial Assets (07/08/14) 9/30/2014 12/31/2014 3/31/2015 6/30/2015 Millions NPLs RPLs Unpaid Principal Balance

Portfolio Growth 7 Re - performing Loans $64 $150 $221 $306 $481 $73 $161 $230 $330 $541 $49 $113 $163 $226 $375 0 100 200 300 400 500 600 Initial Assets (07/08/14) 9/30/2014 12/31/2014 3/31/2015 6/30/2015 Millions UPB BPO Price

Portfolio Growth 8 $9 $84 $96 $118 $8 $84 $103 $122 $5 $50 $59 $66 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 9/30/2014 12/31/2014 3/31/2015 6/30/2015 Millions UPB BPO Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 9 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Houston Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Building Net Asset Value

In evaluating our financial results, management regularly considers the following analysis, which is intended to arrive at a "net asset value" equivalent. Based on the leverage from the four securitizations, securitization investors value our loan portfolio at between $16.82 and $17.93 per share.

As shown below, at June 30, 2015, if we were to lever our whole loan portfolio through a securitization, the face value of the equity tranche would be approximately $149.7 MM under scenario 1 where the senior attachment point is 55% (similar to our most recent securitization) and $179.7 MM under scenario 2 where the senior attachment point is 50%. Given that our securitization investors currently value the equity tranche at between 30%-50%, using the average 40%, the value of our equity tranche would be $59.89 MM under scenario 1, which is $56.7 MM or $3.57 per share over the remaining basis of $3.16 MM. Our current book value per share is $14.36. By contrast, our current NAV based on this securitization analysis would be the sum of $14.36 and $3.57, or $17.93 per share.

Entire Portfolio	6/30/2015
UPB	$598,908,668
Price	$440,817,429
Book Value / Share	$14.36

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV per Share
Senior	55%	$329,399,767	100%	$324,458,771			
B1	10%	$59,890,867	99%	$59,291,958			
B2	10%	$59,890,867	90%	$53,901,780			
Equity-Trust Certificate		**$149,727,167**	**40%**	**$59,890,867**	**$3,164,920**	**$3.57**	**$17.93**

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV per Share
Senior	50%	$299,454,334	100%	$294,962,519			
B1	10%	$59,890,867	99%	$59,291,958			
B2	10%	$59,890,867	90%	$53,901,780			
Equity-Trust Certificate		**$179,672,600**	**40%**	**$71,869,040**	**$32,661,172**	**$2.46**	**$16.82**

This illustration has not been prepared in accordance with GAAP and is not intended to constitute a non-GAAP financial measure, but rather an additional tool for investors to consider.

10

Subsequent Events 11 □ Fourth securitization closed on July 2, 2015 □ Approximate leverage of 3.3x from the sale of senior bonds □ Senior bond interest rate of 3.875% □ July Acquisitions □ RPL □ UPB: $46.8 MM □ Collateral Value: $60.5 MM □ Price/UPB: 77.0% □ Price/Collateral Value: 59.6% □ August Acquisitions* □ RPL □ UPB: $38.5 MM □ Collateral Value: $37.5 MM □ Price/UPB: 67.5% □ Price/Collateral Value: 69.3% * While these acquisitions are expected to close by August 31, 2015, there can be no assurance that these acquisition agreement s w ill close or that the terms thereof may not change.

Income Statement - Second Quarter 2015 12 GREAT AJAX CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In thousands except share and per share amounts) (unaudited) Three months ended Six months ended June 30, 2015 June 30, 2015 INCOME: Loan interest income $ 10,793 $ 17,677 Interest expense (2,269) (3,344) Net interest income 8,524 14,333 Other income 232 446 Total income 8,756 14,779 EXPENSE: Related party expense - management fee 856 1,602 Related party expense - loan servicing fees 851 1,507 Loan transaction expense 729 989 Professional fees 356 741 Other expense 289 450 Total expense 3,081 5,289 Income before provision for income tax 5,675 9,490 Provision for income tax 16 16 Consolidated net income 5,659 9,474 Less: consolidated net income attributable to noncontrolling interests 223 398 Consolidated net income attributable to common stockholders $ 5,436 $ 9,076 Basic earnings per common share $ 0.36 $ 0.64 Diluted earnings per common share $ 0.36 $ 0.64 Weighted average shares - basic 15,237,739 14,129,162 Weighted average shares - diluted 15,909,634 14,801,319

Balance Sheet as of June 30, 2015 13 Mortgage loans includes $179,808 and $127,559 of loans transferred to securitization trusts that are variable interest entiti es (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The c red itors do not have recourse to the primary beneficiary (Great Ajax Corp.). Net book value per diluted share was $14.36 and $14.43 at June 30, 2015 and December 31, 2014 respectively. GREAT AJAX CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands except share and per share amounts) (unaudited) ASSETS 30 - Jun - 15 31 - Dec - 14 $36,240 $53,099 Cash and cash equivalents Mortgage loans, net (1) 444,408 211,159 Property held - for - sale 9,018 1,316 Rental property, net 121 290 Receivable from servicer 3,538 1,340 Investment in affiliate 2,445 2,237 Prepaid expenses and other assets 6,068 3,317 Total Assets $501,838 $272,758 LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) $116,349 $84,679 Borrowings under repurchase agreement 153,804 15,249 Management fee payable 441 258 Accrued expenses and other liabilities 2,794 1,292 Total liabilities 273,388 101,478 Equity: Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding - - Common stock $.01 par value; 125,000,000 shares authorized, 15,253,998 shares issued and outstanding, and 11,223,984 shares issued and outstanding respectively 152 112 Additional paid - in capital 211,361 158,951 Retained earnings 7,279 2,744 218,792 161,807 Equity attributable to common stockholders Noncontrolling interests 9,658 9,473 Total equity (2) 228,450 171,280 Total Liabilities and Equity $501,838 $272,758